UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 2, 2007
MICROFINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)
MASSACHUSETTS

(State or other jurisdiction of incorporation)

1-14771	04-2962824

(Commission file number)	(IRS Employer Identification Number)
10-M Commerce Way, Woburn, MA 01801

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 781-994-4800
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Ex-10.1 Credit Agreement dated August 2, 2007
Ex-10.2 Unlimited Guaranty of Registrant dated August 2, 2007
Ex-10.3 Unlimited Guaranty of Leasecomm dated August 2, 2007
Ex-10.4 Security Agreement between Borrower and Agent dated August 2, 2007
Ex-10.5 Security Agreement between Registrant and Agent dated August 2, 2007
Ex-10.6 Security Agreement between Leasecomm and Agent dated August 2, 2007
Ex-10.7 Trademark Security Agreement and License dated August 2, 2007 by Borrower
Ex-10.8 Trademark Security Agreement and License dated August 2, 2007 by Registrant
Ex-10.9 Trademark Security Agreement and License dated August 2, 2007 by Leasecomm
Ex-10.10 Pledge Agreement of Registrant dated August 2, 2007
Ex-10.11 Sovereign Note dated August 2, 2007
Ex-10.12 TD Banknorth Note dated August 2, 2007
Ex-99.1 Press Release dated August 7, 2007

Item 1.01. Entry into a Material Definitive Agreement.
On August 2, 2007, the Registrant’s wholly-owned subsidiary, TimePayment Corp. (the “Borrower”) entered into a new $30 million three-year secured revolving line of credit (the “Facility”) with Sovereign Bank, as agent for the lenders thereunder (the “Lenders”). The Facility is guaranteed by the Registrant and by Leasecomm Corporation (“Leasecomm”), also a wholly-owned subsidiary of the Registrant. The Facility will mature on August 2, 2010.
The following description of the Facility is a summary only, and is qualified in its entirety by reference to the underlying agreements between the parties attached as exhibits to this report.
Under the Facility, the Lenders have agreed to make revolving credit loans to the Borrower from time to time so long as amounts outstanding, after giving effect to the requested borrowing, will not exceed the lesser of $30 million or a borrowing base. The borrowing base is calculated under the Facility as the lesser of (i) 75% of the net present value of eligible lease receivables, as defined and calculated under the terms of the Facility, and (ii) 100% of the adjusted cost (meaning original cost to the Borrower, less any dealer reserve, holdbacks or discounts to the Borrower) of certain eligible equipment subject to eligible leases. Leases with specified lower credit quality grades may be excluded from the borrowing base to the extent receivables from such leases would exceed 15% of gross lease installments due to the Borrower. The borrowing base may also be adjusted from time to time by the Agent, in its reasonable discretion.
Subject to the terms and conditions of the Facility, the Borrower may borrow, repay, prepay and reborrow amounts up to the limits of the Facility at any time between the closing date of the Facility and August 2, 2010.
Loans made under the Facility will bear interest on the outstanding principal amount thereof at either (i) the Base Rate, defined in the Facility to mean the “prime rate” made available by the Agent from time to time, or (ii) LIBOR plus 2.75% per annum, at the Borrower’s discretion. A higher rate will apply during any periods of default under the Facility.
In the event that the Borrower prepays the loans under the Facility in full, subject to certain exceptions, an early termination fee may apply, in the amount of 3% of the total commitment if the termination occurs before the first anniversary of the Facility, 2% in the second year, or 1% in the third year. During the existence of the Facility, the Borrower will also pay a monthly fee to the Agent calculated by reference to the unused capacity under the Facility.
The Borrower has agreed to use the proceeds from loans made under the Facility only to fund new lease originations, to repay existing indebtedness (if any), for working capital needs, to finance permitted acquisitions under the Facility or for ongoing general corporate purposes.
The Facility contains certain financial covenants applicable to the Borrower, including an agreement that it will (i) maintain a specified minimum ratio of consolidated earnings before interest and taxes (EBIT) to consolidated interest expense, which ratio increases over time; (ii) maintain a minimum consolidated tangible capital base, which is calculated as the sum of consolidated tangible net worth plus subordinated debt, which minimum increases over time; (iii) maintain maximum leverage ratios, meaning the ratio of consolidated total liabilities (minus subordinated debt) to consolidated tangible net worth (plus subordinated debt), which maximum ratio increases over time; and (iv) maintain certain standards of asset quality, calculated by the percentage of gross lease installments represented by receivables past due over 90 days. In addition, the Facility contains standard limitations on the Borrower’s ability to incur additional debt or guarantee other debt, to create or suffer to exist liens or encumbrances over its assets, to enter into certain mergers, sales of assets or liquidating transactions, subject to exceptions, to enter into related party transactions or to make certain types of payments or investments, among other covenants. Each of the above financial measurements and covenants is more specifically defined in the Facility and, like the rest of this summary description of the Facility, the description of these covenants does not purport to be complete and is qualified in its entirety by reference to the agreement.
The Registrant and Leasecomm have each guaranteed the Borrower’s obligations under the Facility. Each has also agreed to comply with the covenants and agreements of the Facility, including the financial covenants described above, as if such covenants or agreements were made by the Registrant or Leasecomm, as the case may be, with certain exceptions (such as the covenants relating to use of proceeds, cash accounts, asset quality and restricted payments).
The Facility and related guarantees are secured by a first priority security interest in the assets of the Borrower, the Registrant and Leasecomm, including the equity interest of the Registrant in both the Borrower and Leasecomm.
On August 7, 2007, the Registrant issued a press release announcing the new Facility. A copy of that press release is attached to this report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit	Exhibit Title

Exhibit 10.1	Credit Agreement dated August 2, 2007
Exhibit 10.2	Unlimited Guaranty of Registrant dated August 2, 2007
Exhibit 10.3	Unlimited Guaranty of Leasecomm dated August 2, 2007
Exhibit 10.4	Security Agreement between Borrower and Agent dated August 2, 2007
Exhibit 10.5	Security Agreement between Registrant and Agent dated August 2, 2007
Exhibit 10.6	Security Agreement between Leasecomm and Agent dated August 2, 2007
Exhibit 10.7	Trademark Security Agreement and License dated August 2, 2007 by Borrower
Exhibit 10.8	Trademark Security Agreement and License dated August 2, 2007 by Registrant
Exhibit 10.9	Trademark Security Agreement and License dated August 2, 2007 by Leasecomm
Exhibit 10.10	Pledge Agreement of Registrant dated August 2, 2007
Exhibit 10.11	Sovereign Note dated August 2, 2007
Exhibit 10.12	TD Banknorth Note dated August 2, 2007
Exhibit 99.1	Press Release dated August 7, 2007
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED Registrant
By:	/s/ James R. Jackson, Jr.
James R. Jackson, Jr.
Vice President and Chief Financial Officer

Dated: August 8, 2007